               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                 ATLANTIC TELE-NETWORK, INC.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                          ATLANTIC TELE-NETWORK, INC.
                                19 ESTATE THOMAS
                                   HAVENSIGHT
                                 P.O. BOX 12030
                     ST. THOMAS, U.S. VIRGIN ISLANDS 00801

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 1998

                               ------------------

                                                                  April 23, 1998

To the Stockholders of
ATLANTIC TELE-NETWORK, INC.:

     You are cordially invited to attend the Annual Meeting of Stockholders of ATLANTIC TELE-NETWORK, INC., a Delaware corporation (the 'Company'), which will be held at the boardroom of the American Stock Exchange, 86 Trinity Place, New York, New York, on Monday, May 18, 1998, at 10:30 A.M., for the following purposes:

          1. To elect four directors of the Company to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified; and

          2. To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

     Stockholders of record at the close of business on April 22, 1998 will be entitled to vote at the meeting. During the ten days prior to the meeting, a list of such stockholders will be available for inspection at the offices of The Bank of New York, 101 Barclay Street, New York, New York 10286.

     Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed postage prepaid envelope.

                                         By Order of the Board of Directors
                                         CRAIG A. KNOCK
                                         CRAIG A. KNOCK
                                         Secretary

                          ATLANTIC TELE-NETWORK, INC.
                                19 ESTATE THOMAS
                                   HAVENSIGHT
                                 P.O. BOX 12030
                     ST. THOMAS, U.S. VIRGIN ISLANDS 00801

                       ---------------------------------
                                PROXY STATEMENT
                       ---------------------------------

     The enclosed proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting of Stockholders of ATLANTIC TELE-NETWORK, INC., a Delaware corporation (the 'Company'), to be held on May 18, 1998 at 10:30 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting, or at any adjournment thereof. It may be revoked, by written notice or by furnishing a proxy subsequent in time, at any time prior to its use. All shares represented at the meeting by properly executed proxies will be voted as specified and, unless otherwise specified, will be voted FOR the election of the nominees set forth herein under 'Election of Directors'.

     Only stockholders of record at the close of business on April 22, 1998 will be entitled to vote at the meeting. On that date, 4,909,000 shares of common stock, par value $.01 per share (the 'Common Stock'), were outstanding, each such share of stock having one vote.

     The election of directors requires a plurality of the votes cast. Any other matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast at the meeting. Votes will be tabulated by inspectors of election appointed by the Company's Board of Directors. Except for quorum purposes, abstentions and votes withheld will have no legal effect.

     This Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card are first being mailed to stockholders of the Company on or about April 24, 1998.

     The Company will bear the cost of this solicitation of proxies. Proxies may be solicited by mail, personal interview, telephone and telegraph by directors, officers and employees of the Company and its subsidiaries without receiving additional compensation. Upon request, the Company will also reimburse brokers and others holding stock in their names, or in the names of nominees, for forwarding proxy materials to their principals.

                      SECURITY OWNERSHIP OF 5% OR GREATER

     The following table lists the beneficial ownership of each person or group who, as of March 31, 1998, owned, to the Company's knowledge, more than five percent of the Company's Common Stock:

                               NAME AND ADDRESS                                  AMOUNT AND NATURE OF    PERCENT OF
                             OF BENEFICIAL OWNER                                 BENEFICIAL OWNERSHIP     SECURITY
------------------------------------------------------------------------------   --------------------    ----------
Cornelius B. Prior, Jr. ......................................................         2,807,040(1)         57.18%
  19 Estate Thomas
  Havensight
  P.O. Box 12030
  St. Thomas, U.S. Virgin Islands 00801
Chancellor L.G.T. Asset
  Management, Inc. ...........................................................           251,320(2)          5.12%
  50 California, 27th Floor
  San Francisco, CA 94111

                                                        (footnotes on next page)

(footnotes from previous page)

(1) Includes 120 shares owned by Mr. Prior's children, as to which Mr. Prior disclaims beneficial ownership. Also includes 200 shares owned by Gertrude Prior, Mr. Prior's wife, as to which Mr. Prior disclaims beneficial ownership.
(2) Based on information as of December 31, 1997, contained in a Schedule 13G Statement filed with the Securities and Exchange Commission.

                             ELECTION OF DIRECTORS

     Four directors are to be elected at the meeting to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified. It is the intention of the persons named in the accompanying proxy to vote FOR the election of the nominees listed below. It is not expected that any of the nominees will become unavailable for election as a director, but, if any nominee should become unavailable prior to the meeting, proxies will be voted for such persons as the Company's Board of Directors shall recommend.

     The nominees, and certain information supplied by them to the Company, are as follows:

NOMINEES TO THE BOARD OF DIRECTORS:

Ernst A. Burri
James B. Ellis
Cornelius B. Prior, Jr.
Henry U. Wheatley

     All of the nominees have been unanimously approved by the Board of Directors.

     ERNST A. BURRI, 54, retired as president of CODETEL, the leading telecommunications carrier in the Dominican Republic and a subsidiary of GTE Corporation, on December 31, 1997. Mr. Burri served in GTE Corporation for 25 years in many domestic and international assignments and was president of CODETEL since January 1991. He is currently an independent consultant and President of the Board of Directors of Consortium Ecoenergetico Dominicano, S.A., a corporation involved in energy projects in the Dominican Republic.

     JAMES B. ELLIS, 58, has been President and Treasurer of MLB Resources, Inc., an investment, real estate and construction firm, since 1987. Prior to 1993, Mr. Ellis was an executive of SBC Communications Inc. (formerly known as Southwestern Bell), a telecommunications firm based in the United States. From 1962 until 1993, Mr. Ellis worked in the telecommunications business, primarily at Southwestern Bell, where he was President of SBC Communications-Oklahoma Division from 1992 to 1993. Mr. Ellis has been a director of the Company since December 30, 1997.

     CORNELIUS B. PRIOR, JR., 64, has been Chief Executive Officer and Chairman of the Board of the Company since December 30, 1997. From June 30, 1987 to December 1997 he was Co-Chief Executive Officer and President of the Company. He was Chairman of the Board of the Virgin Islands Telephone Corporation ('Vitelco'), which was then a subsidiary of the Company, from June 1987 to March 1997 and became Chairman of the Board of Guyana Telephone and Telegraph Company Limited ('GT&T'), a subsidiary of the Company, in April 1997. From 1980 until June 1987, Mr. Prior was a managing director and stockholder of Kidder, Peabody & Co. Incorporated, where he directed the Telecommunications Finance Group.

     HENRY U. WHEATLEY, 66, has been a director of Vitelco since 1994. Since 1973 he has been the President of Wheatley Realty Corporation, where he manages the development of shopping centers. Mr. Wheatley is also Chairman of the Board of Coral World (Virgin Islands), Inc., and has been vice president and trustee of Islands Resources Foundation since 1972. Mr. Wheatley has been a director of the Company since December 30, 1997.

ADDITIONAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

     During 1997, there were three meetings of the Board of Directors.

     During 1997 the Company's Audit Committee held one meeting. The primary function of that Committee was to give general advice to the Board of Directors and the officers in matters relating to the audits of the records of account of the Company and its subsidiary and to review the performance and scope of the audit and non-audit services provided by the independent public accountants during the fiscal year. In February 1998 the Board constituted Andrew Lane and James B. Ellis as its Audit and Compensation Committee. The primary functions of this committee include those of the former Audit Committee and to advise the Board on the compensation of its senior management. The Audit and Compensation Committee has held one meeting thus far in 1998.

     The Board does not have a standing nominating committee or any other committee performing similar functions.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the beneficial ownership, to the best of the Company's knowledge, of the Company's Common Stock by the directors and executive officers of the Company as of March 31, 1998:

                                                                       AMOUNT AND NATURE OF    PERCENT OF
                                NAME                                   BENEFICIAL OWNERSHIP     SECURITY
--------------------------------------------------------------------   --------------------    ----------

Ernst A. Burri......................................................         --                   0
James B. Ellis......................................................         --                   0
H. William Humphrey.................................................         --                   0
Craig A. Knock......................................................             5,000            *
Cornelius B. Prior, Jr..............................................         2,807,040            57.18%
Henry U. Wheatley...................................................             3,000            *
All Directors and Executive Officers of the Company as a Group (5
  Persons)..........................................................         2,815,040            57.34%

------------

*  Less than 1%.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following Summary Compensation Table sets forth the compensation paid by the Company for the last three fiscal years to the Chief Executive Officer of the Company, the former Co-Chief Executive Officer of the Company, each other current executive officer who earned more than $100,000 in 1997 and two former executive officers, for all services rendered in all capacities to the Company and its subsidiaries:

                           SUMMARY COMPENSATION TABLE

                                                                            ANNUAL COMPENSATION
                                                                            --------------------       ALL OTHER
                   NAME AND PRINCIPAL POSITION                              SALARY(a)     BONUS     COMPENSATION(b)
-----------------------------------------------------------------           ---------    -------    ---------------

Cornelius B. Prior, Jr. .........................................    1997   $ 250,000    $50,000        $ 4,750
  Chairman of the Board and                                          1996     250,667                     4,750
  Chief Executive Officer                                            1995     250,667                     4,620

Craig A. Knock ..................................................    1997     120,000    100,000          4,750
  Chief Financial Officer,                                           1996     120,000                     4,750
  Secretary and Treasurer                                            1995     162,664                     4,620

Jeffrey J. Prosser(c) ...........................................    1997     250,000                   --
  Chairman of the Board and                                          1996     250,667                   --
  Co-Chief Executive Officer                                         1995     250,667                   --

Thomas R. Minnich(d) ............................................    1997     218,349                   --
  General Manager, GT&T                                              1996     195,825                   --
                                                                     1995      46,321(e)                --

James J. Heying(f) ..............................................    1997     188,000                     4,750
  Chief Operating Officer and                                        1996     188,673                     4,750
  Vice President                                                     1995     237,142                     4,620

------------

 (a) Includes salary deferrals under the Company's 401(k) profit sharing plan (the '401(k) Plan').

 (b) Consists of Company matching contributions under the 401(k) Plan.

 (c) Mr. Prosser resigned as Co-Chief Executive Officer and Chairman of the Board in December 1997.

 (d) Mr. Minnich resigned as General Manager of GT&T in December, 1997.

 (e) Reflects salary of Mr. Minnich from July 1995, when Mr. Minnich joined the Company, through December 31, 1995.

 (f) Mr. Heying resigned as Chief Operating Officer and Vice President in December 1997.

                            ------------------------

     Section 16(a) of the Securities Exchange Act of 1934 (the 'Exchange Act') requires the Company's directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the 'SEC') initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Directors, officers and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, during the Company's fiscal year ended December 31, 1997, all Section 16(a) filing requirements as well as all American Stock Exchange filing requirements applicable to its directors, officers and ten-percent stockholders have been complied with. One Form 4 with respect to several transactions relating to the acquisition of 5,500 shares and the disposition of 4,750 shares by Mr. Prosser, and one Form 5 with respect to twelve transactions relating to the acquisition of 251,000 shares and the disposition of 200,000 shares by Mr. Prosser, all in 1997, were filed late. In making these statements, the Company has relied upon written representations of its directors, officers and ten-percent stockholders and copies of reports they have filed with the SEC.

BENEFIT PLANS

     Prior to the split-up transaction, Company employees were covered by the Atlantic Tele-Network, Inc. Defined Benefit Plan for Salaried Employees; however, as of the consummation of the split-up transaction, all obligations for that plan were assumed by Emerging Communications, Inc. ('ECI'). Effective in 1998, the Company provides a Simplified Employee Pension Plan, commonly know as SEP-IRA, for its employees. The plan provides for contribution percentages of 0% to 15% of compensation, up to a maximum contribution of $24,000 per participant. The Company makes all SEP-IRA contributions, with the same percentage of compensation contributed for each employee, up to the limit noted above.

AUDIT AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Audit and Compensation Committee was appointed on February 2, 1998 at the first meeting of the Board following the restructuring of the Company which was consummated December 30, 1997. For 1998, the Committee has reviewed only the compensation of the Company's chief executive officer, Cornelius B. Prior, Jr. In future years, the Committee expects to review the compensation of other senior management of the Company as well.

     In reviewing Mr. Prior's compensation, the Committee considered:

          (i) the compensation earned by officers of other telephone and telecommunications companies;

          (ii) officer compensation at other public companies of similar size to the Company; and

          (iii) Mr. Prior's success in negotiating the restructuring of the Company and in preparing the Company and GT&T for the independence that was achieved on December 30, 1997.

     After taking into account these factors, the Committee recommended to the board that Mr. Prior receive a bonus of $50,000 for 1997 and a salary of $350,000 for 1998.

                                          Audit and Compensation Committee:
                                          J. B. Ellis, Chairman
                                          Andrew Lane

COMPENSATION OF DIRECTORS

     Directors who are not officers of the Company are paid an annual fee of $30,000 plus $2,500 for each meeting of the Board of Directors they attend.

CERTAIN TRANSACTIONS

     On December 30, 1997, the division of the Company into two separate publicly-owned companies was approved at a Special Meeting of stockholders. One, a new company, ECI, contains all of the Company's telephone operations in the U.S. Virgin Islands and was spun off to Jeffrey J. Prosser and the public stockholders of the Company. The other, the Company, continues to own GT&T and is controlled by Cornelius B. Prior, Jr.

     In the split-up transaction, holders of Company Common Stock (other than Cornelius B. Prior, Jr. and Jeffrey J. Prosser) received one share of ECI Common Stock and 0.4 shares of Company Common Stock for each share of Company Common Stock held. Mr. Prosser received 5,704,231 shares (52%) of ECI Common Stock in exchange for 3,325,000 shares of Company Common Stock, and Mr. Prior and a trust of which he is the trustee received 2,807,040 shares (57%) of Company Common Stock and $17.4 million in cash for 3,692,600 shares of Company Common Stock held by them prior to the transaction.

     The law firm of Raynor, Rensch & Pfeiffer from time to time prior to December 31, 1997 performed legal services for the Company, for which it received its customary fees. John P. Raynor, who resigned as a director of the Company on December 30, 1997, is a partner in this firm. In 1997, Raynor, Rensch & Pfeiffer was paid $479,000 for such legal services.

     In March 1996, the Company acquired an option from an independent third party to acquire various rights to a license granted by the Federal Communications Commission after public auction to provide multi-channel, multi-point distribution service in the US Virgin Islands, and the Company began planning to offer wireless distribution of television programming under such license. On or about July 31, 1996, the Board of Directors concluded that this project did not constitute an appropriate investment of ATN's efforts and resources, and Mr. Prior purchased all of ATN's rights to the license and the project for approximately $1.2 million plus an assumption of certain ongoing obligations of the Company in the project. The purchase price was evidenced by a promissory note of Mr. Prior, and such note was partially secured by a 9.58% note of the Company to Mr. Prior in the unpaid principal amount of $222,000. As a condition to the consummation of the split-up transaction, Mr. Prior was required to repay the unpaid balance of his note and all amounts owing by his private wireless cable television business to Vitelcom, Inc., a Virgin Islands corporation and a subsidiary of Atlantic Tele-Network Co., as of the close of the split-up transaction. On December 30, 1997, Mr. Prior paid $1,060,000 and $68,600 to the Company and Vitelcom, Inc., respectively, in payment of such debts.

     In March 1998, the Company received information that Jeffrey J. Prosser consummated seven non-exempt dispositions of Common Stock of the Company in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act') during the period from 1995 through 1997. As a result, Mr. Prosser was obligated to pay to the Company $72,375 in the aggregate under
Section 16(b) pursuant to these non-exempt transactions. On April 17, 1998, Mr. Prosser paid $72,375 in payment of such obligation.

                               PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock from December 31, 1992 through December 31, 1997 with the cumulative total return of the Standard & Poor's 500 Index and the cumulative total return of the common stocks of a peer group of companies consisting of Aliant Communications, Inc., Frontier Corporation, ALLTEL Corporation, Cincinnati Bell, Inc. and Southern New England Telecommunications Corporation (the 'Peer Group Index'). The comparative date assumes $100.00 was invested on December 31, 1992 in the Common Stock and in each of the indices referred to above and assumes that dividends, if any, were reinvested.

                           Atlantic Tele-Network, Inc.
                   Comparison of Five-Year Cumulative Total Return

                               [PERFORMANCE GRAPH]


                                                         1992      1993      1994      1995      1996      1997
                                                        -------   -------   -------   -------   -------   -------

Atlantic Tele-Network, Inc............................  $100.00   $ 60.99   $ 36.64   $ 46.27   $ 65.27   $ 52.85
Peer Group Index......................................  $100.00   $123.74   $121.62   $170.77   $196.75   $247.76
S&P 500...............................................  $100.00   $110.08   $111.53   $153.45   $188.68   $251.63

     On December 30, 1997, the Company was split into two separate public companies. One, ECI, contains all of the Company's telephone operations in the U.S. Virgin Islands. The other, the Company, continues all of the Company's operations in Guyana. The foregoing graph reflects the performance of the Company's Common Stock as it existed before the split-up.

                                 OTHER MATTERS

     While management knows of no other issues, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their judgment on such matters. Deloitte & Touche served as the Company's independent public accountants for 1997. Representatives from that firm will be present at the Annual Meeting of Stockholders, will be given the opportunity to make a statement if they so desire, and will be available to respond to any appropriate questions. The Company has not selected auditors for the current year. The Board of Directors will make such selection later in the year.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     All suggestions from stockholders are given careful attention. Proposals intended for consideration at next year's Annual Meeting of Stockholders should be sent to the Company's Secretary at 19 Estate Thomas, Havensight, P.O. Box 12030, St. Thomas, U.S. Virgin Islands 00801 and must be received by December 29, 1998. Such proposals may be included in next year's proxy materials if they comply with certain rules and regulations promulgated by the SEC.

                                          By Order of the Board of Directors
                                          CRAIG A. KNOCK
                                          CRAIG A. KNOCK
                                          Secretary

April 23, 1998

                                 APPENDIX 1
                                 PROXY CARD

                           ATLANTIC TELE-NETWORK, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 1998

     The undersigned hereby appoints Cornelius B. Prior, Jr. and Craig Knock, and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as directed below, all shares of Common Stock of Atlantic Tele-Network, Inc. held of record by the undersigned on April 22, 1998, at the Annual Meeting of Stockholders to be held on May 18, 1998 or any adjournments thereof, according to the number of votes the undersigned would be entitled to vote if personally present, on the election of Directors set forth below and in accordance with their discretion on any other matters that may properly come before the meeting or any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice and Proxy Statement, dated April 23, 1998, and the Annual Report to Stockholders for 1997.

                                            (Continued on reverse side)



                                 ATLANTIC TELE-NETWORK, INC.
                                 P.O. BOX 11085
                                 NEW YORK, N.Y. 10203-0085

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

1. ELECTION OF DIRECTORS.  FOR all nominees  [X]   WITHOLD AUTHORITY to vote  [X]   EXCEPTIONS* (as marked   [X]
                           listed below            for all nominees listed below    to the contrary below)

Ernst A. Burri, James B. Ellis, Cornelius B. Prior, Jr. and Henry Wheatley
INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE MARK THE 'EXCEPTIONS' BOX AND WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.

*EXCEPTIONS__________________________________________________________________

THE SHARES COVERED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSAL 1.


Change of Address and/or  [X]
Comments Mark Here


Please sign exactly as your name appears on this Proxy. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If a corporation, please sign in the full corporate name, by duly authorized officer. If a partnership, please sign the full partnership name by authorized person. If shares are held jointly, each stockholder named should sign.


Dated:___________________________________,1998

_________________________________________
                Signature

_________________________________________
                Signature


Votes MUST be indicated    [X]

(x) in Black or Blue Ink.


PLEASE FILL IN DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF RETURNED IN THE ACCOMPANYING ENVELOPE AND MAILED IN THE UNITED STATES.